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                                                                    EXHIBIT 10.9

                          AGREEMENT AND PLAN OF MERGER
        (PRIVATE MERGER INTO AMERICAN SPECTRUM or OPERATING PARTNERSHIP)

      This Agreement and Plan of Merger (this "Agreement") is entered into as of this 6th day of August 2000, by and between American Spectrum Realty, Inc., a Maryland corporation (the "Company" or "American Spectrum") and
Creekside/Riverside, L.L.C. (the "Merging Entity").

                                    RECITALS:

      WHEREAS, American Spectrum or American Spectrum Operating Partnership, L.P. (the "Operating Partnership"), as the case may be, and the Merging Entity (the "Parties," and individually, a "Party") hereto desire to merge the Merging Entity with and into American Spectrum, pursuant to the Maryland General Corporation Law (the "Maryland GCL"), or into the Operating Partnership pursuant to the Delaware Revised Uniform Limited Partnership Act (the "Delaware RULPA") and Delaware law, with American Spectrum or the Operating Partnership, as the case may be, being the surviving entity (the "Merger") as part of the consolidation transaction set forth in the draft dated July 31, 2000 of the registration statement of the Company on Form S-4 including all amendments thereto (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of which the Prospectus/Consent Solicitation Statement of the Company (the "Prospectus/Consent Solicitation Statement") is a part; and

      WHEREAS, the Company's Articles of Incorporation and Bylaws permit, and resolutions adopted by the Company's board of directors authorize this Agreement and the consummation of the Merger; and

      WHEREAS, the Operating Partnership's limited partnership agreement permits this Agreement and the consummation of the Merger; and

      WHEREAS, the Merging Entity has duly approved this Agreement and the consummation of the Merger; and

      WHEREAS, the Parties hereto anticipate that the Merger will further certain of their business objectives.

      NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      As used in this Agreement, the following terms shall have the respective meanings set


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forth below:


      "Accredited Investor" has the meaning set forth in Section 10.1 below.

      "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

      "Agreement" means this Agreement, as amended from time to time.

      "American Spectrum" has the meaning set forth in the preface above.

      "American Spectrum Certificate of Merger" has the meaning set forth in
Section 2.2 below.

      "American Spectrum Common Shares" shall mean the shares of common stock, $.01 par value, of American Spectrum.

      "Articles of Incorporation" means the articles of incorporation of American Spectrum.

      "Business Combination" has the meaning set forth in Section 5.1 below.

      "Bylaws" means the bylaws of American Spectrum.

      "Closing" has the meaning set forth in Section 2.3 below.

      "Closing Date" has the meaning set forth in Section 2.3 below.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Company" has the meaning set forth in the Preface above.

      "Delaware RULPA" has the meaning set forth in the first paragraph of the Recitals above.

      "Effective Time" has the meaning set forth in Section 2.2 below.

      "Exchange Agent" has the meaning set forth in Section 5.3 below.

      "Limited Partnership Units" has the meaning set forth in Section 2.1 below.

      "Managing General Partner" means the managing general partner of the Merging Entity where such Merging Entity is a limited partnership.

      "Managing Member" means the managing member of the Merging Entity where such Merging Entity is a limited liability company.


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      "Maryland GCL" has the meaning set forth in the first paragraph of the
Recitals above.

      "Material Adverse Effect" means, as to any Party, a material adverse effect on the business, properties, operations or condition (financial or otherwise) which is not related to any industry-wide change in the economy or market or other conditions affecting all businesses in the industry of the Party to which the term is applied.

      "Member" means a member of the Merging Entity, where such Merging Entity is a limited liability company.

      "Member Interests" has the meaning set forth in Section 2.1 below.

      "Merger" has the meaning set forth in the first paragraph of the Recitals above.

      "Merging Entity" has the meaning set forth in the preface above.

      "Merging Entity's Certificate of Merger" has the meaning set forth in
Section 2.2 below.

      "Operating Partnership" has the meaning set forth in the Preface above.

      "Operating Partnership Unit Consideration" has the meaning set forth in
Section 5.1 below.

      "Operating Partnership Units" means limited partnership units of the Operating Partnership.

      "Partner" means a partner of the Merging Entity, where such Merging Entity is a limited partnership.

      "Party" or "Parties" has the meaning set forth in the preface above.

      "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization, a governmental entity (or any department, agency, or political subdivision thereof) or other entity.

      "Prospectus/Consent Solicitation Statement" has the meaning set forth in the first paragraph of the Recitals above.

      "Registration Statement" has the meaning set forth in the first paragraph of the Recitals above.

      "SEC" has the meaning set forth in the first paragraph of the Recitals above.




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      "Securities Act" has the meaning set forth in the first paragraph of the
Recitals above.

      "Share Consideration" has the meaning set forth in Section 5.1.

      "Surviving Entity" has the meaning set forth in Section 2.1 below.

      "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp occupation, premium, windfall profits, environmental (including taxes under Code (S) 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                                   ARTICLE II
                         MERGER; EFFECTIVE TIME; CLOSING

2.1   Merger.

      Subject to the terms and conditions of this Agreement, the Maryland GCL or the Delaware RULPA and Delaware law, at the Effective Time, the Merging Entity and American Spectrum shall consummate the Merger in which (i) the Merging Entity shall be merged with and into American Spectrum or the Operating Partnership and the separate existence of the Merging Entity shall cease to exist, (ii) American Spectrum or the Operating Partnership, as the case may be, shall be the successor or surviving entity in the Merger and shall continue to be governed by the laws of Maryland or Delaware, as the case may be, and (iii) the properties, other assets and liabilities of the Merging Entity will be deemed to have been transferred to American Spectrum or the Operating Partnership, as the case may be. The entity surviving the Merger is sometimes hereinafter referred to as the "Surviving Entity." The Merger shall have the effects set forth in the Maryland GCL or the Delaware RULPA, as the case may be, and Delaware law. Pursuant to the Merger, American Spectrum will issue American Spectrum Common Shares, or the Operating Partnership shall issue Operating Partnership Units in exchange for limited partnership units, where the Merging Entity is a limited partnership (the "Limited Partnership Units") or member interests, where the Merging Entity is a limited liability company (the "Member Interests") of the Merging Entity.

2.2   Effective Time.

      On the Closing Date, subject to the terms and conditions of this Agreement, the Merging Entity and American Spectrum shall (i) cause to be executed (A) a certificate of merger in the form required by the Maryland GCL (the "American Spectrum Certificate of Merger") or the Delaware RULPA (the "Operating Partnership Certificate of Merger"), as the case may be, and (B) a certificate of merger in the form required by Delaware law (the "Merging Entity's Certificate of Merger"), and (ii) cause the American Spectrum Certificate of Merger to be filed


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with the Maryland Department of Assessments and Taxation as provided in the
Maryland GCL or the Operating Partnership Certificate of Merger to be filed with the Delaware Secretary of State, as provided in the Delaware RULPA, and the Merging Entity's Certificate of Merger to be filed with the Delaware Secretary of State. The Merger shall become effective at (i) such time as the American Spectrum Certificate of Merger has been duly filed with the Maryland Department of Assessments and Taxation or the Operating Partnership Certificate of Merger is filed with the Delaware Secretary of State, as the case may be or
(ii) such other time as is agreed upon by the Merging Entity and American Spectrum and specified in the Merging Entity's Certificate of Merger and the American Spectrum Certificate of Merger or the Operating Partnership Certificate of Merger. Such time is hereinafter referred to as the "Effective Time."

      2.3 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York simultaneously with the Closing of the Consolidation pursuant to the Prospectus/Consent Solicitation Statement (the "Closing Date"), but in no event later than December 31, 2001, unless extended by the mutual agreement of the Parties.

      2.4 Parties to the Merger. The Merger shall be with American Spectrum or the Operating Partnership, as shall be determined by the Merging Entity with the consent of American Spectrum, which consent shall not be unreasonably withheld.

                                   ARTICLE III
                  NAME; ARTICLES OF INCORPORATION; BY-LAWS; AND
                   DIRECTORS AND OFFICERS OF SURVIVING ENTITY
                     IF THE MERGER IS WITH AMERICAN SPECTRUM

If the Surviving Entity is American Spectrum:

      3.1 Name. The name of the surviving entity shall be American Spectrum Realty, Inc.

      3.2 Articles of Incorporation. The articles of incorporation of American Spectrum, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Entity until thereafter amended as provided therein.

      3.3 By-Laws. The by-laws of American Spectrum, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Entity.

      3.4 Directors and Officers. The directors and officers of American Spectrum immediately prior to the Effective Time shall be the directors and officers of the Surviving Entity from and after the Effective Time until their successors have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and by-laws of the Surviving Entity.

                                   ARTICLE IV



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                      NAME; LIMITED PARTNERSHIP AGREEMENT;
                       GENERAL PARTNER OF SURVIVING ENTITY

If the Surviving Entity is the Operating Partnership:

      4.1 Name. The name of the surviving entity shall be American Spectrum Operating Partnership, L.P.

      4.2   Limited Partnership Agreement.   The limited partnership agreement
of the Operating Partnership, as in effect immediately prior to the Effective Time, shall be the limited partnership agreement of the Surviving Entity until thereafter amended as provided therein.

      4.3 General Partners. The general partners of the Operating Partnership immediately prior to the Effective Time shall be the general partners of the Surviving Entity from and after the Effective Time.

                                    ARTICLEV
                                  CONSIDERATION

      5.1 Share or Operating Partnership Unit Consideration. (a) At the Closing, the Partners or Members will be allocated American Spectrum Common Shares (the "Share Consideration") or Operating Partnership Units (the "Operating Partnership Unit Consideration") in such amounts as shall be determined in accordance with the final Prospectus/Consent Solicitation
Statement.   The Merging Entity acknowledges that the amounts and terms may be different from that set forth in the draft Prospectus/Consent Solicitation Statement.

      (b) Prior to the Effective Time, if American Spectrum splits or combines American Spectrum Common Shares; or pays a stock dividend or other stock distribution in American Spectrum Common Shares, or in rights or securities exchangeable or convertible into or exercisable for American Spectrum Common Shares, or otherwise changes the American Spectrum Common Shares into, or exchanges the American Spectrum Common Shares for, any other securities (whether pursuant to or as part of a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation of American Spectrum as a result of which American Spectrum stockholders receive cash, stock, or other property in exchange for, or in connection with, their American Spectrum Common Shares (a "Business Combination") or otherwise)), then the American Spectrum Common Shares or Operating Partnership Units to be received by the Partners or Members of the Merging Entity will be appropriately adjusted to reflect such event.

      (c) At the Effective Time, by virtue of the Merger and without any action by holders thereof, all of the American Spectrum Common Shares and Operating Partnership Units, as applicable, issued and outstanding prior to the Effective Time shall remain issued and outstanding.



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      5.2   Fractional American Spectrum Common Shares.  No certificates representing fractional American Spectrum Common Shares or fractional Operating Partnership Units shall be issued. Each Partner/Member who would otherwise be entitled to a fractional American Spectrum Common Shares or fractional Operating Partnership Units will receive one American Spectrum Common Share or Operating Partnership Unit for each fractional interest representing 50% or more of one American Spectrum Common Share or Operating Partnership Unit. No American Spectrum Common Shares or Operating Partnership Unit will be issued for a fractional interest representing less than 50% of an American Spectrum Common Share or Operating Partnership Unit.

      5.3 Issuance of Shares and Operating Partnership Units. American Spectrum shall designate an exchange agent (the "Exchange Agent") to act as such in connection with the issuance of certificates representing the American Spectrum Common Shares and Operating Partnership Units pursuant to this Agreement.

                                    ARTICLEVI
               REPRESENTATIONS AND WARRANTIES OF AMERICAN SPECTRUM
                          AND THE OPERATING PARTNERSHIP

      American Spectrum represents and warrants to the Partners or Members and the Merging Entity that the statements contained in this Article VI are correct and complete as of the date hereof:

      6.1 Organization, Qualification and Corporate Power. American Spectrum is a corporation duly organized, validly existing, and in good standing under the laws of Maryland, as set forth in the Preface. American Spectrum is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where failure to so qualify or obtain authorization would not have a Material Adverse Effect on American Spectrum. The Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware, as set forth in the Preface. The Operating Partnership is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where failure to so qualify or obtain authorization would not have a Material Adverse Effect on the Operating Partnership.

      6.2 Authorization for Common Stock. The Share Consideration and the Operating Partnership Units will, when issued, be duly authorized, validly issued, fully paid and nonassessable, and no stockholder or partner of American Spectrum will have any preemptive right or similar rights of subscription or purchase in respect thereof.

      6.3 Authorization of Transaction. American Spectrum and the Operating Partnership have full power and authority (including full corporate and limited partnership power and authority) to execute and deliver this Agreement and to perform their obligations hereunder. The execution, delivery and performance by American Spectrum and the Operating Partnership of this Agreement has been duly and validly authorized by the board of directors of American


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Spectrum.  This Agreement constitutes the valid and legally binding obligation of American Spectrum or the Operating Partnership, enforceable in accordance with its terms and conditions. Neither American Spectrum nor the Operating Partnership is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement, except in connection with the federal securities laws, the Hart Scott Rodino Act, if applicable, and any applicable "Blue Sky" or state securities laws.

                                   ARTICLE VII
                    REPRESENTATIONS AND WARRANTIES CONCERNING
                               THE MERGING ENTITY

      The Merging Entity represents and warrants to American Spectrum and the Operating Partnership that the statements contained in this Article VI are correct and complete as of the date hereof.

      7.1 Organization, Qualification and Corporate Power. The Merging Entity is a limited partnership/limited liability company duly organized, validly existing, and in good standing under the laws of Delaware, as set forth in the Preface. The Merging Entity is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where failure to so qualify or obtain authorization would not have a Material Adverse Effect on the Merging Entity.

      7.2 Authorization of Transaction. The Merging Entity has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Merging Entity, enforceable in accordance with its terms and conditions. The Merging Entity is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any governmental agency in order to consummate the transactions contemplated by this Agreement, except in connection with federal securities laws, the Hart Scott Rodino Act, if applicable, and any applicable "Blue Sky" or state securities laws.

      7.3   Investment Representation.

      (a) Each of the Members or Partners of the Merging Entity, by reason of its business and financial experience.

            (i) has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of and of making an informed investment decision with respect to an investment in American Spectrum Common Shares or Operating Partnership Units,

            (ii)  is capable of protecting its own interest, and

            (iii) is capable of bearing the economic risk of such investment.


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      (b)   Each of the Members or Partners of the Merging Entity is an
"accredited investor" as defined in Rule 501 of the regulations promulgated under the Securities Act of 1933.

      (c)   (i)   Each of the Members or Partners of the Merging Entity
understands that an investment in American Spectrum or the Operating Partnership involves substantial risks.

            (ii) Each of the Members or Partners of the Merging Entity has been given the opportunity to make a thorough investigation of the proposed activities of American Spectrum and the Operating Partnership.

            (iii) Each of the Partners or Members of the Merging Entity has had an opportunity to ask questions of and receive answers from representatives of American Spectrum or the Operating Partnership concerning American Spectrum and the Operating Partnership and their proposed activities and the terms and conditions of an investment in American Spectrum Common Shares or Operating Partnership.

      (d)   (i)   The American Spectrum Common Shares or Operation Partnership
Units to be issued to the Partners or Members of the Merging Entity at the Closing will be acquired by each Partner or Member for its own account for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein.

      (e)   The Merging Entity acknowledges that

                  (A) the American Spectrum Shares or Operating Partnership Units to be issued at the Closing have not been registered under the Securities Act of 1933 or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act of 1933 and applicable state securities laws and, if such American Spectrum Common Shares or Operating Partnership Units are represented by certificate, such certificates will bear a legend to such effect,

                  (B) American Spectrum and the Operating Partnership's reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties contained herein,

                  (C) the American Spectrum Common Shares or Operating Partnership Units to be issued at the Closing may not be resold or otherwise distributed unless registered under the Securities Act of 1933 and applicable state securities laws, or unless an exemption from registration is available,

                  (D) there is no public market for such American Spectrum Common Shares or Operating Partnership Units, and



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                  (E)   Neither American Spectrum nor the Operating Partnership
has any obligations or intention to register such American Spectrum Common Shares or Operating Partnership Units under the Securities Act of 1933 or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except as provided in the Registration Rights Agreement (referred to below).

            (i) The Merging Entity hereby acknowledges that because of the restrictions on the transfer or assignment, each Partner or Member may have to bear the economic risk of the investment commitment evidenced by this Agreement and any of the American Spectrum Common Shares or Operating Partnership Units issued hereunder for an indefinite period of time, although, if applicable,

                  (A) under the terms of the Exchange Rights Agreement, Operating Partnership Units will, subject to the limitations set forth in the Exchange Rights Agreement, be exchangeable at the request of the holder thereof at any time after the first anniversary of their issuance for cash based on their fair market value or, at the option of American Spectrum, for American Spectrum Common Shares, and

                  (B) the holder of any such American Spectrum Common Shares issued upon exchange of Units will be afforded certain rights to have such American Spectrum Common Shares registered under the Securities Act of 1933 and applicable state securities laws pursuant to the Registration Rights Agreement.

                                  ARTICLE VIII
                              PRE-CLOSING COVENANTS

      The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

      8.1 General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article IX below).

      8.2 Notices and Consents. Each of the Parties shall give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Sections 10.1 below.

      8.3 Execution of Instruments. The Merging Entity shall cause each of its Partners or Members to execute the Instruments set forth in Section 10.1(g) to (i) and 10.3 (if applicable) below.

      8.4 American Spectrum shall execute the documents to be executed by it pursuant to


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Section 10.1(g) and (h) below.

                                   ARTICLE IX
                             POST-CLOSING COVENANTS

      The Parties agree as follows with respect to the period following the
Closing:

      9.1 General. In the event that at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party. The Merging Entity acknowledge and agree that from and after the Closing, the Surviving Entity will be entitled to possession of all documents, books, records (including Tax records), agreements and financial data of any sort relating to the Merging Entity but will provide the Partners or Members with reasonable access to such documents, books and records upon request.

      9.2 Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Merging Entity, the other Party will cooperate with him and his counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party.

      9.3 Share Registration. American Spectrum shall use commercially reasonable efforts to register the American Spectrum Common Shares promptly following the first anniversary of the consummation of the Merger.

                                    ARTICLE X
                        CONDITIONS TO OBLIGATION TO CLOSE

      10.1 Conditions to Each Party's Obligation. The respective obligations of American Spectrum or the Operating Partnership, the Partners or Members and the Merging Entity to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing Date of each of the following conditions, which conditions may be waived upon the written consent of American Spectrum or the Operating Partnership and the Partners or Members:

      (a) Consents. The parties shall have obtained all consents of third parties required in connection with the consummation of the transaction contemplated hereby.



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      (b)   Governmental Approvals.  The Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies required in connection with the consummation of the transaction contemplated hereby.

      (c) No Injunction or Proceedings. There shall not be an unfavorable injunction, judgment, order, decree, ruling, or charge would, in the reasonable judgment of American Spectrum, prevent consummation of any of the transactions contemplated by this Agreement.

      (d) No Suspension of Trading, Etc. At the Effective Time, there shall be no declaration of a banking moratorium by federal or state authorities or any suspension of payments by banks in the United States (whether mandatory or not) or of the extension of credit by lending institutions in the United States, or commencement of war or other international, armed hostility or national calamity directly or indirectly involving the United States, which war, hostility or calamity (or any material acceleration or worsening thereof), in the sole judgment of American Spectrum, would have a Material Adverse Effect on the Merging Entity or, in the sole judgment of the Partners or Members, would have a Material Adverse Effect on American Spectrum.

      (e) The Consolidation pursuant to the Prospectus/Consent Solicitation Statement shall have closed or be closing simultaneously with the Closing.

      (f) American Spectrum Common Shares shall have been approved for listing on notice of issuance on a national securities exchange acceptable to American Spectrum.

      (g) Registration Rights Agreement. A registration rights agreement or customary terms, pursuant to which American Spectrum agrees to use commercially reasonable efforts to register the American Spectrum Common Shares issued or issuable in exchange for Operating Partnership Units shall have been executed and delivered hereto

      (h) Exchange Rights Agreement. An exchange rights agreement on customary terms shall have been entered into by the parties hereto, which shall permit exchange of the Operating Partnership Units for American Spectrum Common Shares subject to customary limitations on and after the first anniversary of the Closing, shall have been executed and delivered.

      (i) Investment Representation Letter. Each of the Partners or Members of the Merging Entity shall execute a customary investment representation letter with respect to the matters set forth in Section 7.3.

      10.2 Conditions to Obligation of the Merging Entity. The obligations of the Merging Entity to consummate the transactions contemplated hereby and take the actions to be performed by it in connection with the Closing are subject to satisfaction of the following additional conditions:

      American Spectrum or the Operating Partnership shall have delivered to the Partners or


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Members the Share Consideration or Limited Partnership Unit Consideration
pursuant to Section 5.1.

      10.3 Conditions to Obligation of the Operating Partnership. The obligations of the Operating Partnership to consummate the transactions contemplated hereby and take the actions to be performed by it in connection with the Closing are subject to satisfaction of the following additional condition:

      The Partners or Members of the Merging Entity shall have executed the signature page of the Agreement of Limited Partnership of the Operating Partnership and such other documents as shall be necessary for admission as a limited partner of the Operating Partnership.

                                   ARTICLE XI
                                   TERMINATION

      11.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to its Effective Time, before or after the approval of the Partners or Members of the Merging Entity or American Spectrum or the Operating Partnership, respectively, either by the mutual written consent of American Spectrum or the Operating Partnership and the Merging Entity or by the mutual action of the board of directors of American Spectrum or the general partner of the Operating Partnership, and the Managing General Partner or Managing Member of the Merging Entity.

      11.2 Termination by Either American Spectrum or the Operating Partnership or by the Merging Entity. This Agreement may be terminated and the Merger may be abandoned (a) by action of American Spectrum or the Operating Partnership in the event of a failure of a condition to the obligations of American Spectrum and the Operating Partnership set forth in Section 9.1 of this Agreement; (b) by the Managing General Partner or the vote of a majority in interest of the Partners or Members of the Merging Entity in the event of a failure of a condition to the obligations of the Merging Entity set forth in
Section 9.1 or 9.2 of this Agreement; or (c) if a United States or federal or state court of competent jurisdiction or United States federal or state governmental agency shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non- appealable; provided, in the case of a termination pursuant to clause (a) or (b) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in said clause.

      11.3 Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article XI, no Party hereto (or any of its directors, officers, Managing General Partners, Managing Members, Limited Partners or Members) shall have any liability or further obligation to any other Party to this Agreement, except that nothing herein will relieve any Party from liability for any breach of this Agreement.



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                                   ARTICLE XII
                                  MISCELLANEOUS

      12.1 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

      12.2 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

      12.3 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of American Spectrum or the Operating Partnership and the Partners or Members; provided, however, that American Spectrum or the Operating Partnership may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases American Spectrum or the Operating Partnership nonetheless shall remain responsible for the performance of all of its obligations hereunder).

      12.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      12.5 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      12.6 Notices. All notices, requests, demands, claim, or other communication hereunder shall be deemed duly given, as of the date two business days after mailing, if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

      If to the Merging Entity:

      c/o
      William J. Carden
      Chief Executive Officer
      American Spectrum Realty, Inc.
      1800 East Deere Avenue
      Santa Ana, California  92705




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



      With copy to:

      Proskauer Rose LLP
      1585 Broadway
      New York, NY  10036
      Attn:  Peter M. Fass, Esq.
      Telecopy:  (212) 969-2900

      If to American Spectrum:

      William J. Carden
      Chief Executive Officer
      American Spectrum Realty, Inc.
      1800 East Deere Avenue
      Santa Ana, California  92705

      With copy to:

      Proskauer Rose LLP
      1585 Broadway
      New York, NY  10036
      Attn:  Peter M. Fass, Esq.
      Telecopy:  (212) 969-2900

      If to the Operating Partnership:

      American Spectrum Operating Partnership, L.P.
      c/o  William J. Carden
      Chief Executive Officer
      American Spectrum Realty, Inc.
      1800 East Deere Avenue
      Santa Ana, California  92705

      With copy to:

      Proskauer Rose LLP
      1585 Broadway
      New York, NY  10036
      Attn:  Peter M. Fass, Esq.
      Telecopy:  (212) 969-2900


Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail),


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but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

      12.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Maryland without giving effect to any choice or conflict of law provision or rules (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

      12.8 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by American Spectrum and the Merging Entity. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      12.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      12.10 Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, except to the extent set forth in the Prospectus/Consent Solicitation Statement.

      12.11 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warrant, and covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

      12.12 Specific Performance. Each of the Parties acknowledges that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to


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prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 12.13 below), in addition to any other remedy to which they may be entitled, at law or in equity.

      12.13 Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in the State of California, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.

      12.14 Impracticability of Merger. The Merging Entity agrees that if for any reason it is impracticable to merge the Merging Entity with or into American Spectrum or the Operating Partnership, as the case may be, but the conditions are otherwise satisfied, that it will transfer all of its assets to American Spectrum or the Operating Partnership. American Spectrum agrees that, in such case, American Spectrum or the Operating Partnership shall assume all of the liabilities of the Merging Entities. The terms of such transfer will be substantially on the terms set forth herein.

      12.15 Further Assurances; Further Actions. Each of the parties shall, without further consideration, take such action and execute and deliver such documents as may be necessary to carry out this agreement.
                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK


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      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                        AMERICAN SPECTRUM REALTY, INC.

                        By:   /s/  HARRY A. MIZRAHI
                              ------------------------------------------------
                              Name HARRY A. MIZRAHI
                              Title


                        CREEKSIDE/RIVERSIDE, L.L.C.

                        By:   /s/  WILLIAM J. CARDEN
                              ------------------------------------------------
                              Name WILLIAM J. CARDEN
                              Title



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